Exhibit 3.4

Exhibit A

UNITED STATES OF AMERICA,

STATE OF OHIO,

OFFICE OF THE SECRETARY OF STATE.

I, Sherrod Brown, do hereby certify that I am the duly elected, qualified and present acting Secretary of State for the State of Ohio, and as such have custody of the records of Ohio and Foreign corporations; that said records show ARTICLES OF INCORPORATION of CROSLEY MOTORS, INC., an Ohio corporation, Charter No. 190341, filed on August 4, 1945, Recorded on Roll C126, Frame 1786; a Certificate of AMENDMENT filed November 12, 1949, recorded on Roll C126, Frame 1793; a Certificate of AMENDMENT filed on December 13, 1952, recorded on Roll C126, Frame 1797 an AGREEMENT OF MERGER of AEROJET ENGINEERING CORPORATION, an unlicensed Foreign corporation, into CROSLEY MOTORS, INC. and a change of corporate title by the survivor to: AEROJET-GENERAL CORPORATION; a Certificate of AMENDMENT filed on April 7, 1955, recorded on Roll C126, Frame 1820; a Certificate of AMENDMENT filed on March 26, 1958, recorded on Roll C038, Frame 1936; an AGREEMENT OF MERGER of SPACE-GENERAL CORPORATION, an unqualified California corporation, into AEROJET-GENERAL CORPORATION, filed on March 31, 1967, recorded on Roll B499, Frame 1076; an AGREEMENT OF MERGER of BROOKSCHEMICALS, INC., an Ohio corporation, Charter No. 188009, having its principal location in Cleveland, County of Cuyahoga, and incorporated on September 11, 1944, into AEROJET-GENERAL CORPORATION, filed on April 21, 1972, recorded on Roll B802, Frame 0325; an AGREEMENT OF MERGER of NEW CORP., an Ohio corporation, Charter No. 427652, having its principal location in Akron, County of Summit, and incorporated on July 24, 1972, filed on November 10, 1972, recorded on Roll B839, Frame 1277 of the Records of Incorporation. THE FOREGOING STATEMENT CONSTITUTES A COMPLETE LIST OF ALL CHARTER DOCUMENTS ON FILE WITH THIS OFFICE. Said corporation, AEROJET-GENERAL CORPORATION, an Ohio corporation, Charter No. 190341, having its principal location in Akron, County of Summit, was incorporated on August 4, 1945 and is currently in GOOD STANDING upon the records of this office.

10. A Certificate of Merger and name change was filed on June 14, 2013.

WITNESS my hand and official seal at Columbus, Ohio, this 11th day of May, A.D. 1989

Sherrod Brown Sherrod Brown Secretary of State

1

1C126 1786

# 190341

PPRO FOR FILING

HW

DATE 8-4-45

fee $410000

ARTICLES OF INCORPORATION

of

CROSLEY MOTORS, INC.

The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation for profit under the General Corporation Act of Ohio, do hereby certify:

FIRST: The name of said corporation shall be Crosley Motors, Inc.

SECOND: The place in the State of Ohio where its principal office is to be located is the City of Cincinnati, Hamilton County.

THIRD: The purpose or purposes for which it is formed

are:

(a) To manufacture, assemble, buy, sell and deal in automobiles, trucks, and other motor vehicles, and engines, parts, accessories and supplies therefor.

(b) To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

(c) To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell, and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

(d) To acquire by purchase, subscription, underwriting, participation in syndicates, or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of, shares of stock, bonds, mortgages, debentures, trust receipts, participation certificates, certificates of beneficial interest, notes and other securities, obligations, contracts, choses in action and evidences of indebtedness generally, or interests therein, of corporations, associations, firms, trusts, governments, states, colonies, municipalities, and other organizations or persons; to receive, collect and dispose of interest, dividends and income upon, of or from, and to exercise any and all rights and privileges of individual ownership or interest in any of the foregoing, including the right to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to endorse or guarantee the same or become surety in respect thereof, and to aid by loan, subsidy, guarantee or otherwise, those issuing, selling, creating or responsible for the same. The corporation may purchase, hold, sell, and reissue any of its shares and to the extent that the authority to do the same may be granted under these Articles the Board of Directors shall have power to do all said acts, without any action by shareholders.

C126 1787

(e) To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge or otherwise dispose of: any and all inventions, devices, processes and any improvements and modifications thereof; and any and all letters patent of the United States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trade marks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

(f) To acquire all or any part of the goodwill, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, other entity, or individual, domestic or foreign, heretofore or hereafter engaged in any business, similar to the business of the corporation or otherwise, and to pay for the same in cash or in shares or obligations of the corporation or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such corporation, association, partnership, firm, trustee, syndicate, combination, organization, individual or other entity, domestic or foreign, and to conduct in the State of Ohio and/or in any other state, territory, locality or country the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Ohio.

Each purpose specified in any clause or paragraph contained in this Article Third shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

The corporation reserves the right, at any time and from time to time, substantially to change its purposes, in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is six hundred thousand (600,000) shares without par value, designated as common stock.

Shares without par value may be issued pursuant to subscriptions taken by the incorporators for such amount of consideration as may be specified by the incorporators, and after organization, shares without par value now or hereafter authorized may be issued or agreed to be issued from time to time for such amount or amounts of consideration as may be fixed from time to time by the Board of Directors. The Board of Directors in its

C126 1788

discretion may fix different amounts and/or kinds of consideration for the issuance of shares without par value, whether issued at the same or different times, and may determine that only a part or proportion of the amount or amounts of consideration which shall be received by the corporation shall be stated capital. Any and all shares without par value so issued, the consideration for which, as fixed by the incorporators or by the Board of Directors, has been paid or delivered, shall be fully paid and non-assessable.

FIFTH: The amount of capital with which the corporation will begin business is One Thousand Dollars ($1,000.)

SIXTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

SEVENTH: No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for, securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

EIGHTH: Notwithstanding any provision of the General Code of Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

NINTH: Every statute of the State of Ohio hereafter

enacted, whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Act of said

State are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Articles of Incorporation.

TENTH: A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise;

nor shall any transaction or contract or act of this corporation

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be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

IN WITNESS WHEREOF, we have hereunto set our hands this 3rd day of August 1945

Walter M. Shohl

Richard W. Todd

Marie E. Donnelly

Incorporators.

STATE OF OHIO )

) SS:

COUNTY OF HAMILTON )

Personally appeared before me, the undersigned, a Notary Public in and for said county, this 3rd day of August, 1945, the above named Walter M. Shohl, Richard W. Todd and Marie E. Donnelly, each of whom acknowledged the signing of the foregoing Articles of Incorporation to be his free act and deed for the uses and purposes therein mentioned.

WITNESS my hand and official seal on the day and year last aforesaid.

Frances C. Lackuer

Notary Public, Hamilton County, Ohio.

FRANCES C. LACKUER

C126 1791

The undersigned, Lewis M. Crosley, does hereby certify as follows:

1. I am Secretary of The Crosley Corporation, a corporation under the laws of the State of Ohio.

2. The following is a true copy of a resolution passed by

the Board of Directors of The Crosley Corporation at a meeting held June 11, 1945, at which a quorum was present, consenting to the use of the name “Crosley Motors, Inc.” for a new corporation to be organized under the laws of the State of Ohio:

RESOLVED, that The Crosley Corporation does hereby consent to the use of the name “Crosley Motors, Inc.” for a new corporation to be organized under the laws of the State of Ohio and does likewise consent to the use in lieu of said name Crosley Motors, Inc. some such substantially similar name.

RESOLVED FURTHER, that the Secretary or Assistant Secretary be authorized to furnish a certified copy of the foregoing resolution to evidence the consent of The Crosley Corporation for filing with the Secretary of the State of Ohio.

The Crosley Corporation, pursuant to the foregoing,

does consent to the use of the name “Crosley Motors, Inc.” by a new corporation to be organized under the laws of the State of Ohio.

IN WITNESS WHEREOF, I have hereto signed my name this

3rd day of August, 1945.

Lewis M. Crosley

(Seal) Secretary.

2

2

APPROVED FOR FILING

[ILLEGIBLE]

DATE 11-12-49

J.F.H

Fee 2500

C126 1793 190341

Certificate of Amendment

TO ARTICLES OF

CROSLEY MOTORS, INC.

Lewis M. Crosley, Vice President, and Stanley E. Kess, Assistant

Secretary, of CROSLEY MOTORS, INC. , an Ohio corporation.

VOL 581 PAGE 66

with its principal office located at Cincinnati, Ohio, do

hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the 9th day of November ,1949, at which meeting a quorum of such shareholders* was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise** a majority of the voting power of the corporation on such proposal*

the following resolution was adopted to amend the articles:

RESOLVED, that, since Crosley Motors, Inc. is authorized to issue six hundred thousand (600,000) shares of common stock without par value, of which 569,254 shares are now issued and outstanding at a stated value of $6.00 per share and 30,746 shares are unissued and it is desired to change all of said common stock without par value into an equal number of shares of common stock with a par value of $6.00 per share, without changing the stated capital of the corporation which is now $3,415,524;

THEREFORE, said 569,254 shares of the issued and outstanding common stock without par value shall be, and the same hereby are, changed into 569,254 shares of common stock with a par value of $6.00 per share; and said 30,746 shares of unissued common stock shall be, and the same hereby are, changed into 30,746 shares of unissued common stock with a par value of $6.00 per share; and

RESOLVED FURTHER, that, in order to effectuate said change from common stock without par value into common stock with a par value of $6.00 per share, the Articles of Incorporation of Crosley Motors, Inc. shall be, and the same hereby are, amended by striking out in its entirety Article Fourth thereof and substituting therefor the following new Article Fourth:

“Fourth: The maximum number of shares which the Corporation is authorized to have outstanding is six hundred thousand (600,000) shares with a par value of $6.00 each, designated as common stock.”

RESOLVED FURTHER, That the President or the Vice President and the Secretary or an Assistant Secretary of the Corporation shall be, and they hereby are, authorized and directed to execute and file in the Office of the Secretary of State of Ohio a Certificate of Amendment embodying the above amendment to the Articles of Incorporation of Crosley Motors, Inc., and to execute and deliver any other instrument deemed necessary or appropriate to carry out the intent and purpose of the foregoing resolutions.

IN WITNESS WHEREOF, said Lewis M. Crosley, Vice President, and

Stanley E. Kess, Assistant Secretary, of Crosley

Motors, Inc. , acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 10th day of November , 1949

By

Lewis M. Crosley

Lewis M. Crosley

Vice President.

By

Stanley E. Kess

Stanley E. Kess

Assistant Secretary.

[ILLEGIBLE]

3

C126 1797

190341

APPROVED FOR FILING

483-10

DATE 12/13/52 3179

10:00 A.M.

VOL 643 PAGE235

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CROSLEY MOTORS, INC.

Lewis M. Crosley, Vice-President, and Frank W. Knowlton , Secretary, of Crosley Motors, Inc., an Ohio corporation, with its principal office located at Cincinnati, Ohio, do hereby certify that a meeting of the holders of shares of said Corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 12th day of December, 1952, at which a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled under the Articles of Incorporation, as heretofore amended, to exercise a majority of the voting power of the Corporation on such proposal, to wit, the holders of a majority of the outstanding shares of Common Stock, being the only class of shares outstanding, such vote being the vote required under the Articles of Incorporation to adopt such proposal, the following resolution was adopted to amend the Articles:

Resolved, that the Articles of Incorporation, as heretofore amended, of Crosley Motors, Inc., be and hereby are amended as follows:

(A) (1) The par value of the shares of Common Stock of the Corporation, both issued and unissued, is hereby increased from $6 per share to $10 per share and each 20 shares of the issued shares of Common Stock of the par value of $6 per share are hereby changed into one share of Common Stock of the par value of $10 per share, so that hereafter the authorized number of shares of Common Stock shall be 600,000 shares of the par value of $10 per share, out of which 28,462.7 shares are issued; and (2) a new class of 2,716 shares of Convertible Preferred Stock of the par value of $1,000 per share is hereby authorized.

(B) The number and class of issued shares being so changed by this Amendment are 569,254 shares of Common Stock, par value $6 per share, and the number and class of issued shares into which they are being so changed by this Amendment are 28,462.70 full-paid and non-assessable shares of Common Stock, par value $10 per share.

(C) Upon this Amendment becoming effective, each Common Stock certificate shall automatically represent 1/20th of the number of shares previously represented thereby, and all such shares shall be and become and hereby are changed into shares of the par value of $10 per share, rather than shares of the par value of $6 per share. Upon the surrender of certificates for Common Stock of the par value of $6 per share of the Corporation, the Corporation will issue to the respective holders thereof certificates representing the appropriate full number, or fraction, of shares of Common Stock of the par value of $10 per share.

(D) In conformity with the foregoing, Article Fourth of the Company’s Articles of Incorporation, as amended, shall henceforth be and read as follows:

“Fourth: The maximum number of shares which the Corporation is authorized to have outstanding is Six hundred two thousand seven hundred sixteen (602,716), of which Two thousand seven hundred sixteen (2,716) shares of the par value of One thousand Dollars ($1000) each shall be classified as Convertible Preferred Stock and Six hundred thousand (600,000) shares of the par value of Ten Dollars ($10) each shall be classified as Common Stock, and the designations and express terms and provisions of the shares of Convertible Preferred Stock and Common Stock are as follows:

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1. The holders of Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the purpose, cumulative cash dividends at the rate of three per cent (3%) per annum and no more, payable quarter-yearly, on the first days of January, April, July and October in each year, to stockholders of record on the respective dates, not exceeding forty-five days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Such dividends on the Convertible Preferred Stock shall be payable before any cash dividends on the Common Stock shall be paid or set apart for payment and shall be cumulative from and after the 13th day of December, 1952.*

2. So long as any of the Convertible Preferred Stock remains outstanding no dividend whatever shall be paid or declared, nor any distribution be made, on the Common Stock, other than a dividend payable in Common Stock, nor shall any shares of Common Stock be acquired for a consideration by the Corporation:

(a) unless all dividends on the Convertible Preferred Stock accrued for all past quarter-yearly dividend periods shall have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

(b) unless all amounts theretofore required to be set aside for the sinking fund hereinafter provided shall have been set aside.

Subject to the foregoing provisions with respect to the Convertible Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of funds legally available therefor, and the Convertible Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

3. So long as any shares of the Convertible Preferred Stock remain outstanding, there shall be set aside as a sinking fund, annually on or before October 31 of each year commencing with 1953, out of earnings of the Corporation for the twelve-month period ending the preceding July 31, an amount in cash sufficient to redeem at the redemption price hereinafter provided a number of shares of Convertible Preferred Stock (to the nearest full share) determined by dividing the sum of (a) the number of shares of such stock outstanding on the preceding October 15 and (b) the number of shares of such stock purchased for retirement or redeemed other than through said sinking fund and not theretofore credited against said sinking fund requirement by the number of years between such October 31 and October 31, 1965. Against such cash sinking fund requirement for any year the Corporation may credit itself with the redemption price of shares of Convertible Preferred Stock which the Corporation may have purchased for retirement or redeemed other than through said sinking fund. Monies set aside for the sinking fund as aforesaid shall be applied to the redemption of shares of Convertible Preferred Stock on the following December 1. Anything herein to the contrary notwithstanding, the Corporation shall be obligated to set aside in cash the annual sinking fund requirement only to the extent that earnings of the Corporation are available therefor, provided, however, that if in any year the Corporation does not set aside in cash the full annual sinking fund requirement for such year the amount of the deficiency shall be added to the sinking fund requirement for the next succeeding year. For the purpose of this paragraph the term “earnings” of the Corporation shall mean its earnings after deduction of all charges of a proper character, including income and profits taxes and dividends accrued during the particular year on the Convertible Preferred Stock, all determined in accordance with accepted accounting practice. All shares of Convertible Preferred Stock purchased or redeemed by the Corporation for or through the sinking fund shall be retired and shall not thereafter be issued.

4. The Corporation at the option of the Board of Directors may redeem the whole or any part of the Convertible Preferred Stock at any time outstanding, at any time, or from time to time, upon notice duly given as hereinafter specified, at the redemption price of $1000 per share

3

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together with a sum computed at the annual rate of $30 per share on the shares to be redeemed from and after December 13, 1952* to and including the date fixed for such redemption, less the aggregate of the dividends paid thereon prior to such redemption date, but computed without interest.

Notice of every such redemption shall be mailed at least thirty days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

In case of redemption of a part only of the Convertible Preferred Stock at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions herein contained, the terms and conditions upon which the Convertible Preferred Stock shall be redeemed from time to time.

If such notice of redemption shall have been duly mailed as aforesaid, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

If such notice of redemption shall have been duly mailed as aforesaid and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of Ohio, doing business in the City of Cincinnati, having a capital surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares of the Convertible Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall, at the request of the Corporation, be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

Shares of the Convertible Preferred Stock so redeemed shall not be reissued.

5. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to be paid an amount equal to the par value thereof plus all unpaid and accrued dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Common Stock. If such payments shall have been made in full to the holders of the Convertible Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the Common Stock, pro rata in accordance with their respective holdings.

6. (A) Subject to the provisions for adjustment hereinafter set forth, each share of the Convertible Preferred Stock shall be convertible at the option of the holder thereof upon surrender to the Corporation, or to any Transfer Agent of the Corporation, of the certificate for the share

4

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so to be converted, into full-paid and non-assessable shares of the Common Stock of the Corporation, at the price (taking the shares of Convertible Preferred Stock at $1,000 per share) of $10 per share of Common Stock. The then applicable price above mentioned at which shares of Common Stock shall be issuable upon conversion of shares of Convertible Preferred Stock is hereinafter referred to as the “conversion price” of the shares of Convertible Preferred Stock. Upon conversion of any shares of Convertible Preferred Stock, no allowance or adjustment shall be made for dividends on either class of stock.

(B) The conversion price shall be subject to adjustment from time to time (i) in the event of the issue of any shares of Common Stock, whether as a dividend or otherwise (other than shares issued to officers or other employees of the Corporation or any of its subsidiaries pursuant to options heretofore or hereafter granted to them upon an aggregate of not exceeding 10% of the maximum number of shares of Common Stock at any time hereafter outstanding, and other than shares issued upon conversion of shares of Convertible Preferred Stock, and not including the sale or other disposition of shares in the treasury of the Corporation) for a consideration per share less than the then prevailing conversion price for the shares of Convertible Preferred Stock, or (ii) in the event that the Corporation issues any class of stock or other securities, whether as a dividend or otherwise (other than shares in the treasury of the Corporation), convertible into Common Stock at a conversion price less than the then prevailing conversion price for shares of Convertible Preferred Stock, or issues any options or warrants (other than options heretofore or hereafter granted to officers or other employees of the Corporation or any of its subsidiaries upon an aggregate of not exceeding 10% of the maximum number of shares of Common Stock at any time hereafter outstanding) entitling the holders to purchase Common Stock (other than shares in the treasury of the Corporation) at a price less than the then prevailing conversion price for shares of Convertible Preferred Stock, or (iii) in the event that the Corporation shall at any time split up, combine or otherwise reclassify the Common Stock, or (iv) in the event the Corporation shall take any other action with respect to the Common Stock, whether by way of merger, consolidation or otherwise other than declaration or payment of any cash dividend or dividends thereon, which, in the opinion of the Board of Directors of the Corporation, would affect adversely the conversion price, provided that, in the event of any adjustment pursuant to (ii) above, upon the termination of the conversion right of any such convertible stock or other security or the expiration of any such option or warrant, such adjustment shall be reversed with respect to any such stock or other securities not so converted or any such options or warrants not exercised. In every such case the Board of Directors of the Corporation shall appoint a firm of independent public accountants (which may be the firm that regularly examines the financial statements of the Corporation) which shall give their opinion as to the adjustment, if any, of the conversion price required to preserve to the holders of shares of Convertible Preferred Stock a conversion price substantially proportionate to the conversion price existing prior to such event, and the conversion price shall be forthwith adjusted in accordance with such opinion, which shall be conclusive, and such adjusted conversion price shall be furnished to the Transfer Agent and, upon request, to any holder of shares of Convertible Preferred Stock. In giving such opinions such accountants shall rely upon any findings of the Board of Directors as to values, the opinion of the Board of Directors given pursuant to clause (iv) of this paragraph, and upon the opinion of counsel, who may be counsel for the Corporation, as to any matters of law.

(C) In lieu of fractions of shares of stock issuable upon conversion of Convertible Preferred Stock, the Corporation shall issue fractional scrip certificates, in bearer form, calculated to the nearest 1/1000th of a share, which shall not entitle the bearer to vote or to receive dividends or to any rights of a shareholder, but which shall be exchangeable for certificates for full shares of the stock of the Corporation called for thereby, at any time on or before December 31 in the third calendar year after the date of issue of such scrip, when surrendered with other fractional scrip certificates in sufficient aggregate amount. After such date the Corporation will either sell for the account of the holders of such outstanding scrip certificates the number of full shares represented thereby, or will deposit with the Transfer Agent the market price of such full shares and thereafter at any time within the next three years holders of such scrip certificates may receive their pro rata share of the proceeds of such sale or of such deposit, after which date such scrip shall become void.

5

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(D) The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, the full number of shares of stock into which all shares of Convertible Preferred Stock from time to time outstanding are convertible.

7. Except as specifically provided by statute, all voting rights in the Corporation shall be vested exclusively in the holders of the Common Stock who shall be entitled, in the case of a holder of full shares, to one vote for each share of Common Stock held and, in the case of holders of a fraction of a share, to a fraction of a vote equivalent to the fraction of a share held, and the holders of Convertible Preferred Stock shall have no right to vote at, or to participate in, any meeting of the stockholders of the Corporation or to receive any notice of such meeting”, provided, however, that no amendment of the Articles of Incorporation which authorizes a new class of shares having rights as to dividends or upon liquidation on a parity with or senior to the Convertible Preferred Stock shall be adopted without the vote or the written consent of the holders of at least two-thirds of the Convertible Preferred Stock at the time outstanding.

and further

Resolved, that the President or a Vice-President and the Secretary or an Assistant Secretary of this Corporation be and hereby are authorized and directed to file with the Secretary of State of the State of Ohio a certificate of the foregoing amendment.

In Witness Whereof, said Lewis M. Crosley, Vice-President, and Frank W. Knowlton, Secretary, of Crosley Motors, Inc., acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 12th day of December,1952.

By Lewis M. Crosley

Vice-President

By Frank W. Knowlton

Secretary

[ILLEGIBLE]

4

4

MERGER AGREEMENT

MERGING AEROJET ENGINEERING CORPORATION, a Delaware Corporation

into

CROSLEY MOTORS, INC., an Ohio Corporation

This Agreement made and concluded as of this 26th day of February, 1953, by and between Crosley Motors, Inc., an Ohio corporation with its principal office located at Cincinnati, Ohio, County of Hamilton, and Aerojet Engineering Corporation, a Delaware corporation with its principal office located at Wilmington in New Castle County, State of Delaware.

Witnesseth:

Whereas, Crosley Motors, Inc., under its Articles of Incorporation, filed in the office of the Secretary of State of Ohio on the 4th day of August, 1945, as amended November 12, 1948 and December 13, 1952, has been authorized to issue 602,716 shares of Capital Stock, of which 2,716 shares are Convertible Preferred Stock of a par value of $1,000 each and 600,000 are Common Stock of a par value of $10 each, and there have been duly issued and are now outstanding 2,716 shares of Convertible Preferred and 28,462.7 shares of Common Stock; and

Whereas, Aerojet Engineering Corporation, under its Articles of Incorporation, filed and recorded in the office of the Secretary of State of the State of Delaware on the 19th day of March, 1942, as amended September 9, 1943, December 8, 1944, January 25, 1951 and July 30, 1951, has been authorized to issue 10,000 shares of no par value stock of which 1,870 are of Class “A” and 8,130 are of Class “B,” and all of such shares have been issued and are now outstanding; and

Whereas, the above named corporations are organized for purposes which are supplemental to each other and carry on businesses which can supplement each other and be operated more efficiently under a single management; and

Whereas, the board of Directors of Crosley Motors, Inc. and a majority of the Directors of Aerojet Engineering Corporation have deemed it advisable, to the end that greater efficiency and economy of management may be accomplished and otherwise and generally to the advantage and welfare of said corporations and their several and respective shareholders, to merge Aerojet Engineering Corporation into Crosley Motors, Inc., under and pursuant to the provisions of the General Corporation Act of Ohio and under and pursuant to the provisions of Title 8 of the Delaware Code of 1953;

Now, therefore, in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained, it is hereby agreed by and between the said parties hereto, in accordance with the said General Corporation Act of the State of Ohio, and in accordance with the Laws of the State of Delaware, that said Aerojet Engineering Corporation shall be and is hereby merged into Crosley Motors, Inc., which shall be the continuing and surviving corporation (hereinafter in this agreement sometimes referred to as the Consolidated Corporation or the “Corporation”) and whose corporate existence shall survive, and the parties hereto by these presents agree to and prescribe that the terms and conditions of said merger, and the mode of carrying the same into effect, which terms and conditions and mode of carrying the same into effect the said parties hereto do mutually and severally agree and covenant to observe, keep and perform, are as follows:

Article I. The name of the consolidated corporation shall be Aerojet-General Corporation, the same being hereafter called the “consolidated corporation.” The consolidated corporation shall exist by virtue of, and be governed by, the laws of the State of Ohio.

Article II. The place in the State of Ohio where its principal office is to be located is Cincinnati, Hamilton County.

Article III. In furtherance and not in limitation of the general powers conferred by the laws of the State of Ohio, and the objects and purposes herein set forth, it is expressly provided that the purposes of the consolidated corporation are and shall be:

1. To design, develop, experiment with, introduce, manufacture, assemble, build, repair, maintain, operate, lease, let, purchase, sell and/or generally deal in and deal with mechanical devices and processes now known or which hereafter may be developed, discovered or invented for the propulsion of aeroplanes and all other kinds and types of vehicles, projectiles of all kinds and description, or any other machines, apparatus, device or object requiring motive power whether for purpose of commerce, warfare, pleasure or otherwise.

To manufacture, buy, sell, treat, refine, manipulate, prepare for market, distribute, market, export, import and generally deal in and deal with chemicals, chemical products, compounds and all materials, substances and things required for or incidental to the manufacture, preparation, adaptation, use or working of controlled gas propellants and explosives and the firing, packing, storing, carrying or distribution thereof; to carry on the trade or business of explosive manufacturers, and for that purpose to manufacture, purchase, load and sell, and generally deal in metal tubing, cartridges, cartridge cases, detonators, fuses and other substances and things required for or incidental to the carrying out of the above objects or any of them.

2. To manufacture, assemble, buy, sell and deal in automobiles, trucks, and other motor vehicles, and engines, parts, accessories and supplies therefor.

3. To manufacture, buy, sell, design, lay-out, construct, install, repair, service, operate, maintain, and/or generally deal in and deal with electrical and electro-mechanical apparatus and equipment of all kinds and descriptions, radio and wireless telephone and telegraph apparatus, telephone and telegraph systems, refrigerating equipment, pumping systems, lighting systems, heating equipment, motors, dynamos, generating plants, batteries, meters, lights, supplies, parts, equipment, apparatus, machinery, improvements, appliances, tools, and any other article or material incidental to or useful in connection with any of the foregoing.

4. To acquire, by purchase, lease or otherwise, equip, maintain and operate a general machine shop. To design and manufacture tools, machinery, motive and propulsion devices, and all things made wholly or partly from metals. To do repairing, welding, brazing, soldering, polishing, moulding, casting, pattern-making, blacksmithing, lacquering, enameling, metal stamping and cutting, and electrical work of all kinds.

5. To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares, and merchandise and personal property of every class and description.

6. To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell, and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

7. To acquire by purchase, subscription, underwriting, participation in syndicates, or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of, shares of stock, bonds, mortgages, debentures, trust receipts, participation certificates, certificates of beneficial interest, notes and other securities, obligations, contracts, choses in action and evidences of indebtedness generally, or interests therein, of corporations, associations, firms, trusts, governments, states, colonies, municipalities, and other organizations or persons; to receive, collect and dispose of interest, dividends and income upon, of or from, and to exercise any and all rights and privileges of individual ownership or interest in any of the foregoing, including the right to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to endorse or guarantee the same or become surety in respect thereof, and to aid by loan, subsidy, guarantee or otherwise, those issuing, selling, creating or responsible for the same. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

8. To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge or otherwise dispose of: any and all inventions, devices, processes and any improvements and modifications thereof; and any and all letters patent of the United States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

9. To acquire all or any part of the good will, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, other entity, or individual, domestic or foreign, heretofore or hereafter engaged in any business, similar to the business of the corporation or otherwise, and to pay for the same in cash or in shares or obligations of the corporation or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such corporation, association, partnership, firm, trustee, syndicate, combination, organization, individual or other entity, domestic or foreign, and to conduct in the State of Ohio and/or in any other state, territory, locality or country the whole or any part of the business, thus acquired, provided such business is not prohibited by the laws of the State of Ohio.

10. In general to carry on any other business in connection with the foregoing and to do any or all things necessary to accomplish the purposes herein set forth to the same extent as natural persons might or could do, and in any part of the world, as principals, agents, contractors, trustees, or otherwise, alone or in company with others.

Each purpose specified in any clause or paragraph contained in this Article III shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

The corporation reserves the right, at any time and from time to time, substantially to change its purposes, in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purpose or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

Article IV. The maximum number of shares which the consolidated corporation is authorized to have outstanding is one million two hundred two thousand seven hundred and sixteen (1,202,716) of which two thousand seven hundred and sixteen (2,716) shares shall be classified as Convertible Preferred Stock of the par value of One Thousand Dollars ($1,000) each and one million two hundred thousand (1,200,000) shares shall be classified as Common Stock of the par value of Ten Dollars ($10.00) each, and the designation and expressed terms and provisions of the shares of Preferred and Common Stock are as follows:

1. The holders of Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the purpose, cumulative cash dividends at the rate of three per cent (3%) per annum and no more, payable quarter-yearly, on the first days of January, April, July and October in each year, to stockholders of record on the respective dates, not exceeding forty-five days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Such dividends on the Convertible Preferred Stock shall be payable before any cash dividends on the Common Stock shall be paid or set apart for payment and shall be cumulative from and after the 13th day of December, 1952.

2. So long as any of the Convertible Preferred Stock remains outstanding no dividend whatever shall be paid or declared, nor any distribution be made, on the Common Stock, other than a dividend payable in Common Stock, nor shall any shares of Common Stock be acquired for a consideration by the Corporation:

(a) unless all dividends on the Convertible Preferred Stock accrued for all past quarter-yearly dividend periods shall have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

(b) unless all amounts theretofore required to be set aside for the sinking fund hereinafter provided shall have been set aside.

Subject to the foregoing provisions with respect to the Convertible Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of funds legally available therefor, and the Convertible Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

3. So long as any shares of the Convertible Preferred Stock remain outstanding, there shall be set aside as a sinking fund, annually on or before October 31 of each year commencing with 1953, out of earnings of the Corporation for the twelve-month period ending the preceding July 31, an amount in cash sufficient to redeem at the redemption price hereinafter provided a number of shares of Convertible Preferred Stock (to the nearest full share) determined by dividing the sum of (a) the number of shares of such stock outstanding on the preceding October 15 and (b) the number of shares of such stock purchased for retirement or redeemed other than through said sinking fund and not theretofore credited against said sinking fund requirement by the number of years between such October 31 and October 31, 1965. Against such cash sinking fund requirement for any year the Corporation may credit itself with the redemption price of shares of Convertible Preferred Stock which the Corporation may have purchased for retirement or redeemed other than through said sinking fund. Monies set aside for the sinking fund as aforesaid shall be applied to the redemption of shares of Convertible Preferred Stock on the following December 1. Anything herein to the contrary notwithstanding, the Corporation shall be obligated to set aside in cash the annual sinking fund requirement only to the extent that earnings of the Corporation are available therefor, provided, however, that if in any year the Corporation does not set aside in cash the full annual sinking fund requirement for such year the amount of the deficiency shall be added to the sinking fund requirement for the next succeeding year. For the purpose of this paragraph the term “earnings” of the Corporation shall mean its earnings after deduction of all charges of a proper character, including income and profits taxes and dividends accrued during the particular year on the Convertible Preferred Stock, all determined in accordance with accepted accounting practice. All shares of Convertible Preferred Stock purchased or redeemed by the Corporation for or through the sinking fund shall be retired and shall not thereafter be issued.

4. The Corporation at the option of the Board of Directors may redeem the whole or any part of the Convertible Preferred Stock at any time outstanding, at any time, or from time to time, upon notice duly given as hereinafter specified, at the redemption price of $1000 per share together with a sum computed at the annual rate of $30 per share on the shares to be redeemed from and after December 13, 1952 to and including the date fixed for such redemption, less the aggregate of the dividends paid thereon prior to such redemption date, but computed without interest.

Notice of every such redemption shall be mailed at least thirty days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

In case of redemption of a part only of the Convertible Preferred Stock at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions herein contained, the terms and conditions upon which the Convertible Preferred Stock shall be redeemed from time to time.

If such notice of redemption shall have been duly mailed as aforesaid, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

If such notice of redemption shall have been duly mailed as aforesaid and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of Ohio, doing business in the City of Cincinnati, having a capital surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares of the Convertible Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall, at the request of the Corporation, be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

Shares of the Convertible Preferred Stock so redeemed shall not be reissued.

5. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to be paid an amount equal to the par value thereof plus all unpaid and accrued dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Common Stock. If such payments shall have been made in full to the holders of the Convertible Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the Common Stock, pro rata in accordance with their respective holdings.

6. (A) Subject to the provisions for adjustment hereinafter set forth, each share of the Convertible Preferred Stock shall be convertible at the option of the holder thereof upon surrender to the Corporation, or to any transfer Agent of the Corporation, of the certificate for the share so to be converted, into full-paid and non-assessable shares of the Common Stock of the Corporation, at the price (taking the shares of Convertible Preferred Stock at $1,000 per share) of $10 per share of Common Stock. The then applicable price above mentioned at which shares of Common Stock shall be issuable upon conversion of shares of Convertible Preferred Stock is hereinafter referred to as the “conversion price” of the shares of Convertible Preferred Stock. Upon conversion of any shares of Convertible Preferred Stock, no allowance or adjustment shall be made for dividends on either class of stock.

(B) The conversion price shall be subject to adjustment from time to time (i) in the event of the issue of any shares of Common Stock, whether as a dividend or otherwise (other than shares issued to officers or other employees of the Corporation or any of its subsidiaries pursuant to options heretofore or hereafter granted to them upon an aggregate of not exceeding 10% of the maximum number of shares of Common Stock at any time hereafter outstanding, and other than shares issued upon conversion of shares of Convertible Preferred Stock, and not including the sale or other disposition of shares in the treasury of the Corporation) for a consideration per share less than the then prevailing conversion price for the shares of Convertible Preferred Stock, or (ii) in the event that the Corporation issues any class of stock or other securities, whether as a dividend or otherwise (other than shares in the treasury of the Corporation), convertible into Common Stock at a conversion price less than the then prevailing conversion price for shares of Convertible Preferred Stock, or issues any options or warrants (other than options heretofore or hereafter granted to officers or other employees of the Corporation or any of its subsidiaries upon an aggregate of not exceeding 10% of the maximum number of shares of Common Stock at any time hereafter outstanding) entitling the holders to purchase Common Stock (other than shares in the treasury of the Corporation) at a price less than the then prevailing conversion price for shares of Convertible Preferred Stock, or (iii) in the event that the Corporation shall at any time split up, combine or otherwise reclassify the Common Stock, or (iv) in the event the Corporation shall take any other action with respect to the Common Stock, whether by way of merger, consolidation or otherwise other than declaration or payment of any cash dividend or dividends thereon, which, in the opinion of the Board of Directors of the Corporation, would affect adversely the conversion price, provided that, in the event of any adjustment pursuant to (ii) above, upon the termination of the conversion right of any such convertible stock or other security or the expiration of any such option or warrant, such adjustment shall be reversed with respect to any such stock or other securities not so converted or any such options or warrants not exercised. In every such case the Board of Directors of the Corporation shall appoint a firm of independent public accountants (which may be the firm that regularly examines the financial statements of the Corporation) which shall give their opinion as to the adjustment, if any, of the conversion price required to preserve to the holders of shares of Convertible Preferred Stock a conversion price substantially proportionate to the conversion price existing prior to such event, and the conversion price shall be forthwith adjusted in accordance with such opinion, which shall be conclusive, and such adjusted conversion price shall be furnished to the Transfer Agent and, upon request, to any holder of shares of Convertible Preferred Stock. In giving such opinions such accountants shall rely upon any findings of the Board of Directors as to values, the opinion of the Board of Directors given pursuant to clause (iv) of this paragraph, and upon the opinion of counsel, who may be counsel for the Corporation, as to any matters of law.

(C) In lieu of fractions of shares of stock issuable upon conversion of Convertible Preferred Stock, the Corporation shall issue fractional scrip certificates, in bearer form, calculated to the nearest 1/1000th of a share, which shall not entitle the bearer to vote or to receive dividends or to any rights of a shareholder, but which shall be exchangeable for certificates for full shares of the stock of the Corporation called for thereby, at any time on or before December 31 in the third calendar year after the date of issue of such scrip, when surrendered with other fractional scrip certificates in sufficient aggregate amount. After such date the Corporation will either sell for the account of the holders of such outstanding scrip certificates the number of full shares represented thereby, or will deposit with the Transfer Agent the market price of such full shares and thereafter at any time within the next three years holders of such scrip certificates may receive their pro rata share of the proceeds of such sale or of such deposit, after which date such scrip shall become void.

(D) The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, the full number of shares of stock into which all shares of Convertible Preferred Stock from time to time outstanding are convertible.

7. Except as specifically provided by statute, all voting rights in the Corporation shall be vested exclusively in the holders of the Common Stock who shall be entitled, in the case of a holder of full shares, to one vote for each share of Common Stock held and, in the case of holders of a fraction of a share, to a fraction of a vote equivalent to the fraction of a share held, and the holders of Convertible Preferred Stock shall have no right to vote at, or to participate in, any meeting of the stockholders of the Corporation or to receive any notice of such meetings, provided, however, that no amendment of the Articles of Incorporation which authorizes a new class of shares having rights as to dividends or upon liquidation on a parity with or senior to the Convertible Preferred Stock shall be adopted without the vote or the written consent of the holders of at least two-thirds of the Convertible Preferred Stock at the time outstanding.

Article V. The amount of the stated capital with which the consolidated corporation begin business is: six million six hundred eighty three thousand one hundred sixty seven dollars ($6,683,167.00).

Article VI. The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any, and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

Article VII. No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized or to purchase or subscribe for, securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

Article VIII. Notwithstanding any provision of the General Code of Ohio, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

Article IX. Every statute of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Act of said State are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Articles of Incorporation.

Article X. A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise; nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

Article XI. The names and addresses of the first directors who shall hold office until their respective successors have been elected and qualified are as follows:

DIRECTORS

Name Address

W. O’Neil Akron, Ohio

L. A. McQueen Akron, Ohio

M. G. O’Neil Akron, Ohio

F. W. Knowlton Akron, Ohio

A. H. Rude Azusa, California

Dan A. Kimball Azusa, California

T. M. Conroy Cincinnati, Ohio

T. E. Beehan Azusa, California

W. E. Zisch Azusa, California

G. E. Smith Akron, Ohio

The names, titles and addresses of the first officers of the consolidated corporation, who shall hold office until their respective successors shall have been elected and qualified, are as follows:

OFFICERS

Name Title Address

W. O’Neil President Akron, Ohio

A. H. Rude Vice President Azusa, California

Dan A. Kimball Vice President Azusa, California

F. W. Knowlton Secretary Akron, Ohio

T. S. Clark Treasurer Akron, Ohio

T. E. Beehan Asst. Secy./Asst. Treas. Azusa, California

W. E. Zisch Assistant Secretary Azusa, California

R. I. McKenzie Asst. Secy./Asst. Treas. Azusa, California

Article XII. John H. DeAtley, 5920 Pandora Avenue (business c|o C. T. Corporation System, Carew Tower), Cincinnati, Hamilton County, Ohio, a natural person and resident of said county, being the county in which the principal office of the consolidated corporation is located, is hereby appointed as the person upon whom process, tax notices, and demands against the consolidated corporation may be served, which appointment may be revoked and another resident agent appointed at any time by the Board of Directors of the consolidated corporation.

Article XIII. The present Code of Regulations of Crosley Motors, Inc. shall be the Code of Regulations of the consolidated corporation until changed or amended as provided therein.

Article XIV. This agreement shall be submitted to the shareholders of each of the corporations, as provided by law, and shall take effect after its adoption by the shareholders of Crosley Motors, Inc. and of Aerojet Engineering Corporation, as provided by law and the respective Articles of Incorporation of such corporations, and upon the filing thereof in the proper form and manner required by the General Corporation Act of the State of Ohio and by the Laws of the State of Delaware. This agreement may, however, be abandoned by the mutual consent of both corporations, expressed by a vote of a majority of their respective Boards of Directors, at any time prior to its effective date.

Article XV. The manner of converting the shares of the corporations, parties hereto, into shares of the consolidated corporation shall be as follows:

(a) Each share of Convertible Preferred Stock of Crosley Motors, Inc., will remain outstanding and continue to represent one share of Convertible Preferred Stock of the consolidated corporation containing the terms and provisions set forth in Article IV hereof.

(b) Each share of Common Stock of Crosley Motors, Inc., of a par value of $10 each will be converted into 1.4 shares of Common Stock of the consolidated corporation of a par value of $10 each and which shall be substituted therefor. The outstanding certificates of Crosley Motors, Inc. Common Stock will not be surrendered and Crosley Motors, Inc. stockholders of record at the close of business on the effective date of the merger will receive a certificate or certificates representing the additional amount of stock to which they are entitled.

(c) Each share of Class “A” no par value capital stock of the Aerojet Engineering Corporation will be converted into twenty and seven-tenths shares of Common Stock of the consolidated corporation of a par value of $10 each and which shall be substituted therefor.

(d) Each share of Class “B” no par value capital stock of the Aerojet Engineering Corporation will be converted into 39.13407 shares of Common Stock of the consolidated corporation of a par value of $10 each and which shall be substituted therefor.

The foregoing bases of exchange have been determined by a majority of the Directors of Aerojet Engineering Corporation and by the Board of Directors of Crosley Motors, Inc. which bases of exchange they have determined to be fair to the stockholders of the constituent corporations, after taking into consideration all factors of valuation which they believe to be relevant and material according to their best judgments. Such factors include book values, market values of Crosley Motors, Inc., stock, past and prospective earnings and dividends of each corporation and prospective earnings and dividends after the proposed merger, appropriate rates of capitalization of earnings, physical properties, the nature of the businesses, and other elements of value.

Article XVI. After investigation, it is agreed, accepted, and determined that the fair value of the assets and liabilities of each of the corporations is equal to the amount at which they are stated on the books of the respective corporations, and the assets and liabilities of each corporation as at the effective date of the merger shall be taken up on the books of the consolidated corporation at the amounts at which they are carried on the books of such corporation at that date. The excess of the net assets of the consolidated corporation over the stated capital prescribed in Article V of the agreement shall constitute paid-in surplus of the consolidated corporation except that the sum of the earned surplus of the constituent corporations (or, if applicable, the earned surplus of one constituent corporation less any deficit in earned surplus of the other constituent corporation) shall constitute earned surplus of the consolidated corporation.

Article XVII. On the effective date of the merger the separate existence of Aerojet Engineering Corporation shall cease and Aerojet Engineering Corporation shall be merged into Crosley Motors, Inc. in accordance with the provisions of this agreement, and the consolidated corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature and be subject to all the restrictions, disabilities and duties of each of the constituent corporations, and all and singular, the rights, privileges, powers and franchises of each of the constituent corporations, and all property, real, personal and mixed, and all debts due to each of the constituent corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the constituent corporations, shall be vested in the consolidated corporation; and all property, rights, privileges, powers, franchises and immunities (granted by the provisions of the laws of any state), and all and any other interests shall be thereafter as effectually the property of the consolidated corporation as they were of the constituent corporations, and the title to any real estate, vested by deed or otherwise, in each of the constituent corporations, shall not revert or be in any way impaired by reason of the provisions of this agreement or of law; provided, however, that all the rights of creditors of each of the constituent corporations shall be preserved unimpaired and all liens upon the property of each of the constituent corporations shall be preserved unimpaired, limited to the property affected by such liens immediately prior to the effective time of the merger, and all debts, liabilities (including liability to dissenting shareholders) and duties of each of the constituent corporations shall thenceforth attach to the consolidated corporation and may be enforced against it.

Crosley Motors, Inc., as the consolidated corporation, agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Aerojet Engineering Corporation, as well as for enforcement of any obligation of the corporation remaining from the merger, including any suit or other proceeding to enforce the right of any stockholders of Aerojet Engineering Corporation as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code of 1953; and the consolidated corporation hereby irrevocably appoints the Secretary of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such proceeding shall be mailed by the Secretary of State of Delaware is Aerojet-General Corporation, John H. DeAtley, 5920 Pandora Avenue (business c/o C. T. Corporation System, Carew Tower) Cincinnati, Ohio, unless the consolidated corporation shall designate in writing to the Secretary of State of Delaware a different address for such purpose, in which case it shall be mailed to the last address so designed.

Article XVIII. The consolidated corporation hereby agrees that it will adopt and continue the “Non-Contributory Pension Plan for Employees of Aerojet Engineering Corporation” and the “Retirement Plan for Salaried Employees of Aerojet Engineering Corporation,” in accordance with the terms and conditions of such Pension Plans as they exist when the merger shall become effective for (a) all employees of Aerojet Engineering Corporation employed when the merger shall become effective; (b) all new employees employed by the consolidated corporation subsequent to the date the merger shall become effective in the operations of the consolidated corporation attributable to the business of Aerojet Engineering Corporation and conducted on the premises and with the facilities belonging to Aerojet Engineering Corporation on the effective date of the merger absorbed by the consolidated corporation; and (c) any employees of Crosley Motors, Inc. transferred by the consolidated corporation to the operations described in clause (b) above. Provided, however, that, except as provided in clause (c) above, the employees of Crosley Motors, Inc. on the effective date of the merger shall not be covered by such plans and nothing contained herein or in such plans shall obligate the consolidated corporation to include such employees within the provisions of such plans, unless and until specifically authorized by the Board of Directors. The Pension Trust Agreements and trust funds thereunder shall, from the effective date of the merger, relate to said Plans as adopted and continued pursuant to this Agreement.

In Witness Whereof, Aerojet Engineering Corporation has caused this Merger Agreement to be executed by a majority of the Directors of said corporation, and the corporate seal to be affixed, this 24th day of February, 1953-, in accordance with the requirements of Title 8 of the Delaware Code of 1953.

Aerojet Engineering Corporation

By W. O’Neil

L. A. McQueen

Attest: M. G. O’Neil

F. W. Knowlton

F. W. Knowlton

Asst. Secretary.

Being a majority of the Directors of Aerojet Engineering Corporation.

(SEAL)

In witness whereof, Crosley Motors, Inc. has caused this agreement to be signed in its corporate name by its Vice-President and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

Attest:

Crosley Motors, Inc.

F. W. Knowlton

By C. J. Jahant

Secretary.

Vice President

(SEAL)

The Above Merger Agreement, having been signed on behalf of Aerojet Engineering Corporation by a majority of the directors thereof, and having been approved by resolution of the Board of Directors of Crosley Motors, Inc., and thereafter having been approved and adopted by the shareholders of said Crosley Motors, Inc., in accordance with the requirements of Section 8623-67 of the Code of Ohio, and by the stockholders of said Aerojet Engineering Corporation in accordance with the requirements of Section 251 of Title 8 of the Delaware Code of 1953, the President or Vice President and Secretary or Assistant Secretary of each of the corporations, parties to this agreement, do now hereby execute this Merger Agreement under the corporate seal of each respective corporation by authority of the Directors and Stockholders of each respective corporation as the act, deed and agreement of each respective corporation, on this day of March, 1953.

Aerojet Engineering Corporation

(CORPORATE SEAL)

By W. O’ Neil

Attest:

President (or Vice-President)

F. W. Knowlton

Secretary (or Assistant Secretary)

By F. W. Knowlton

Secretary (or Assistant Secretary)

(CORPORATE SEAL)

Attest:

CROSLEY MOTORS, INC.

F. W. Knowlton

By C. J. Jahant

Secretary

President (or Vice President)

(CORPORATE SEAL)

By F. W. Knowlton

Secretary

State of Ohio

County of Summit } ss:

Personally appeared before me, the undersigned, a notary public, in and for said county, this 27 th day of March 1953, the above named, C. J. Jahant President (or Vice President), and F. W. Knowlton Secretary of Crosley Motors, Inc., a corporation organized and existing under the laws of the State of Ohio, who each for himself acknowledged the signing of the foregoing Merger Agreement to be his free act and deed, and to be the act of said corporation, for the uses and purposes therein mentioned.

Witness my hand and official seal on the day and year last aforesaid.

R. W. Shaffer

Notary Public

State of Ohio

County of Summit } ss:

Be it Remembered, that on this 27 th day of March A. D. 1953, personally came before me R. W. Shaffer a Notary Public in and for the county and state aforesaid W. O’ Neil President of Aerojet Engineering Corporation, a corporation organized and existing under the laws of the State of Delaware, known to me personally to be such, and he, the said W. O’ Neil , as such President, duly executed said Merger Agreement before me and acknowledged said Merger Agreement to be the act, deed and agreement of said Aerojet Engineering Corporation; that the signatures of the said President and the Assistant Secretary of said corporation to said foregoing Merger Agreement are in the handwriting of the said President and Assistant Secretary of said Aerojet Engineering Corporation, and that the seal affixed to said Merger Agreement is the common corporate seal of said corporation.

In Witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.

R. W. Shaffer

(NOTARIAL SEAL)

Notary Public

I, F. W. Knowlton, Assistant Secretary of Aerojet Engineering Corporation, a corporation organized and existing under Title 8 of the Delaware Code of 1953, hereby certify as such Assistant Secretary, and under the seal of the said corporation, that the Merger Agreement to which this certificate is attached, after having been, first duly signed on behalf of the said corporation by a majority of the Directors thereof, and having been approved by the Board of Directors of Crosley Motors, Inc., the other corporate party to the Merger Agreement, was duly submitted to the stockholders of said Aerojet Engineering Corporation at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, after at least twenty (20) days’ notice by mail and by publication, as provided by Section 251 of Title 8 of the Delaware Code of 1953, on the 26th day of March, 1953, for the purpose of considering and taking action upon the proposed Merger Agreement, that Eighteen Hundred and Seventy (1870) shares of Class “A” stock and Eighty-one Hundred and Thirty (8130) shares of Class “B” stock of said corporation were on said day issued and outstanding, and that the holders of Eighteen Hundred Seventy (1870) shares of Class “A” stock and Eighty-one Hundred Thirty (8130) shares of Class “B” stock voted by ballot in favor of the approval of said Merger Agreement, and the holders of -No- (-o-) shares of Class “A” stock and -No- (-o-) shares of Class “B” stock voted against the approval of said Merger Agreement the affirmative vote representing at least two-thirds of the total number of shares of the outstanding capital stock of said corporation, and accordingly the Merger Agreement was at said meeting duly adopted as the act of the stockholders of said Aerojet Engineering Corporation and as the duly adopted Agreement of the said corporation.

Witness my hand and the seal of said Aerojet Engineering Corporation on this day of March, 1953.

(CORPORATE SEAL)

F. W. Knowlton

Assistant Secretary

I, F. W. Knowlton, Secretary of Crosley Motors, Inc., a corporation organized and existing under the General Corporation Law of Ohio, do hereby certify, as such secretary, that the Merger Agreement to which this certificate is attached, after having been first duly approved by resolution of the Board of Directors of said corporation, was signed by a majority of the Board of Directors of Aerojet Engineering Corporation, a corporation organized and existing under the laws of Delaware, and was then duly submitted to the shareholders of said Crosley Motors, Inc., at a special meeting of said shareholders called separately for the purpose of considering and approving or rejecting said Merger Agreement, and held upon due notice given to all shareholders of said corporation, whether or not entitled to vote, on the 27th day of March, 1953, and that the said Merger Agreement was adopted by a majority vote of the holders of each class of shares of said corporation voting by classes; whereupon said Merger Agreement was declared adopted as the act of the said corporation.

Witness my hand, this 27 th day of March, 1953.

F. W. Knowlton

Secretary

(CORPORATE SEAL)

5

5

CERTIFICATE OF AMENDMENT

to

ARTICLES OF INCORPORATION

of

AEROJET-GENERAL CORPORATION

Dan A. Kimball, President and F. W. Knowlton, Secretary of Aerojet-General Corporation, an Ohio corporation, with its principal office located at Cincinnati, Ohio, do hereby certify that a meeting of the holders of shares of said corporation entitled to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 30th day of March, 1955, at which meeting a quorum of such shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitled under the Articles of Incorporation, as heretofore amended, to exercise two-thirds of the voting power of the corporation on such proposal, to-wit, the holders of two-thirds of the outstanding shares of Common Stock, the following resolutions were adopted to amend the Articles of Incorporation, as heretofore amended, of said Corporation:

RESOLVED that the Articles of Incorporation, as heretofore amended, of Aerojet-General Corporation, be amended by changing ARTICLE II thereof to read as follows:

“ARTICLE II. The place in the State of Ohio where its principal office is to be located is Akron, Summit County.”

and further

RESOLVED that the President or a Vice President and the Secretary or an Assistant Secretary of this Company be and they hereby are authorized and directed to execute and file with the Secretary of State of the State of Ohio a Certificate of Amendment to the Articles of Incorporation of the Company setting forth the foregoing resolution.

IN WITNESS WHEREOF, said Dan A. Kimball, President and F. W. Knowlton, Secretary of Aerojet-General Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 30th day of March, 1955.

By s/DAN A. KIMBALL

President

By s/ F. W. KNOWLTON

Secretary

6

6

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

AEROJET-GENERAL CORPORATION

D. A. Kimball, President, and F. W. Knowlton, Assistant Secretary, of Aerojet-General Corporation, an Ohio corporation, with its principal office located at Akron, Ohio, DO HEREBY CERTIFY that a meeting of the holders of shares of said Corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 26th day of March, 1958, at which a quorum of such shareholders was present in person or by proxy, and by the affirmative vote of holders of shares entitled under the Articles of Incorporation to exercise at least a majority of the voting power of the Corporation on such proposal, to-wit, holders of at least a majority of the outstanding shares of Common Stock, being the only class of shares outstanding entitled to vote thereon, the following resolutions were adopted to amend the Articles:

RESOLVED, that the Articles of Incorporation, as heretofore amended, of Aerojet-General Corporation be and hereby are amended as follows:

(1) The authorized number and par value of the shares of Common Stock of the Corporation are hereby changed from 1,200,000 shares of the par value of $10.00 per share to 12,000,000 shares of the par value of $1.00 per share; and in conformity therewith the first paragraph of Article IV of the Articles of Incorporation, as heretofore amended, of the Corporation, is hereby amended to read as follows:

“ARTICLE IV: The maximum number of shares which the Corporation is authorized to have outstanding is Twelve Million One Thousand Five Hundred Seventy-one (12,001,571), of which One Thousand Five Hundred Seventy-one (1,571) shares of the par value of One Thousand Dollars ($1000) each shall be classified as Convertible Preferred Stock, and Twelve Million (12,000,000) shares of the par value of One Dollar ($1.00) each shall be classified as Common Stock, and the designations and express terms and provisions of the shares of convertible Preferred Stock and Common Stock are as follows:”

(2) Each issued share of Common Stock of the par value of $10.00 per share of the Corporation is hereby changed into ten shares of Common Stock of the par value of $1.00 per share of the Corporation.

(3) Upon this Amendment becoming effective, each certificate which theretofore represented shares of Common Stock of the par value of $10.00 per share of the Corporation shall represent the same number of shares of Common Stock of the par value of $1.00 per share of the Corporation, and each holder of record of the issued shares of Common Stock of this Corporation at the close of business on the date this Amendment becomes effective shall be entitled to receive an additional certificate or certificates representing shares of Common Stock of the Corporation of the par value of $1.00 per share which, together with the certificate or certificates registered in his name which theretofore represented shares of the Common Stock of the par value of $10.00 per share, will represent the number of shares of the Common Stock of the par value of $1.00 per share of the Corporation to which he is entitled as a result of the change of each issued share of the Common Stock of the par value of $10.00 per share into ten issued shares of the Common Stock of the par value of $1.00 per share pursuant to this Amendment.

and further

RESOLVED, that the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation be and hereby are authorized and directed to file with the Secretary of State of the State of Ohio a certificate of the foregoing amendment.

IN WITNESS WHEREOF, said D. A. Kimball, President, and F. W. Knowlton, Assistant Secretary, of Aerojet-General Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 26th day of March, 1958.

By /s/ D. A. Kimball

President

By /s/ F. W. Knowlton

Assistant Secretary

7

7

B499 1076

190341

APPROVED

By

Date 3/31/67

Amount 25.00

[illegible]

MERGER AGREEMENT

MERGING SPACE-GENERAL CORPORATION, a California Corporation

into

AEROJET-GENERAL CORPORATION, an Ohio Corporation

THIS AGREEMENT made and concluded as of this 28th, day of March, 1967, by and between AEROJET-GENERAL CORPORATION, an Ohio corporation with its principal office located at Akron, Ohio, County of Summit and Space-General Corporation, a California corporation with its principal office located at El Monte in Los Angeles County, State of California.

WITNESSETH:

WHEREAS, all of the outstanding shares of the Capital Stock of Space-General Corporation are owned by Aerojet-General Corporation; and

WHEREAS, all of the conditions of Section 1701.831 of the Ohio General Corporation Law have been complied with and that no approval by the shareholders of Aerojet-General Corporation, the surviving corporation is required; and

WHEREAS, the above named corporations are organized for purposes which are supplemental to each other and carry on businesses which can supplement each other and be operated more efficiently under a single management; and

WHEREAS, the board of Directors of Space-General Corporation and the board of Directors of Aerojet-General Corporation, to the end that greater efficiency and economy of management may be accomplished and otherwise and generally to the advantage and

B499 1077

welfare of said corporations have agreed to merge Space-General Corporation into Aerojet-General Corporation, under and pursuant to the provisions of Section 1701.831 of the Ohio General Corporation Law and under and pursuant to the provisions of Chapter 3 of the General Corporation Law of California.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, covenants and grants herein contained, it is hereby agreed by and between the said parties hereto, in accordance with the said Ohio General Corporation Law, and in accordance with the Laws of the State of California, that said Space-General Corporation shall be and is hereby merged into Aerojet-General Corporation, which shall be the continuing and surviving corporation and whose corporate existence shall survive, and the parties hereto by these presents agree to and prescribe that the terms and conditions of said merger, and the mode of carrying the same into effect, which terms and conditions and mode of carrying the same into effect the said parties hereto do mutually and severally agree and covenant to observe, keep and perform, are as follows:

ARTICLE I. The present Articles of Incorporation and Code of Regulations of Aerojet-General Corporation shall constitute the Articles of Incorporation and Code of Regulations of the surviving corporation.

ARTICLE II. This agreement shall be submitted to the shareholders of Space-General Corporation, as provided by law, and shall take effect after its adoption by such shareholders and upon the filing thereof in the proper form and manner require by

B499 1078

the Ohio General Corporation Law and by the Laws of the State of California.

ARTICLE III. After investigation, it is agreed, accepted, and determined that the fair value of the assets and liabilities of each of the corporations is at least equal to the amount at which they are stated on the books of the respective corporations, and the assets and liabilities of each corporation including intangible assets as at the effective date of the merger shall be taken up on the books of the surviving corporation at the amounts at which they are carried on the books of each corporation at that date. The stated capital and other capital of Aerojet-General Corporation at the effective date of the merger shall be the stated and other capital of the surviving corporation. The sum of the retained earnings of Aerojet-General Corporation plus the undistributed earnings after acquisition of Space-General Corporation shall constitute retained earnings of the surviving corporation.

ARTICLE IV. On the effective date of the merger the separate existence of Space-General Corporation shall cease and Space-General Corporation shall be merged into Aerojet-General Corporation in accordance with the provisions of this agreement, and the surviving corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature and be subject to all the restrictions, disabilities and duties of each of the constituent corporations, and all and singular, the rights, privileges, powers and franchises of each

B499 1079

of the constituent corporations, and all property, real, personal and mixed, and all debts due to each of the constituent corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the constituent corporations, shall be vested in the surviving corporation; and all property, rights, privileges, powers, franchises and immunities (granted by the provisions of the laws of any state), and all and any other interests shall be thereafter as effectually the property of the surviving corporation as they were of the constituent corporations, and the title to any real estate, vested by deed or otherwise, in each of the constituent corporations, shall not revert or be in any way impaired by reason of the provisions of this agreement or of law; provided, however, that all the rights of creditors of each of the constituent corporations shall be preserved unimpaired and all liens upon the property of each of the constituent corporations shall be preserved unimpaired, limited to the property affected by such liens immediately prior to the effective time of the merger, and all debts, liabilities and duties of each of the constituent corporations shall thenceforth attach to the surviving corporation and may be enforced against it.

IN WITNESS WHEREOF, Aerojet-General Corporation and Space-General Corporation have each caused this agreement to be signed in their respective corporate names by their Presidents

B499 1080

and their corporate seals to be hereunto affixed and attested by their Secretaries, all as of the day and year first above written.

AEROJET-GENERAL CORPORATION

ATTEST:

J. N. Ebright, Secretary

(Seal)

By R. I. McKenzie, President

ATTEST:

J. N. Ebright, Secretary

(Seal)

SPACE-GENERAL CORPORATION

By A. L. Antonio, President

B499 1081

CERTIFICATE

We, A. L. Antonio and J. N. Ebright, President and Secretary, respectively, of Space-General Corporation, a corporation organized and existing under the General Corporation Law of California, do hereby certify as such President and Secretary that the Merger Agreement to which this Certificate is attached after having been first duly approved by resolution of the Board of Directors of said Corporation was then duly consented to in writing by all of the shareholders of said Corporation.

Witness our hands this 28th day of March, 1967.

A. L. Antonio, President

(SEAL) J. N. Ebright, Secretary

We, R. I. McKenzie and J. N. Ebright, President and Secretary, respectively, of Aerojet-General Corporation, a corporation organized and existing under the General Corporation Law of Ohio, do hereby certify as such President and Secretary that the Merger Agreement to which this Certificate is attached was duly approved and adopted by resolution of the Board of Directors of said Corporation.

Witness our hands this 28th day of March, 1967.

R. I. McKenzie, President

(SEAL)

J. N. Ebright, Secretary

8

8

B802 325

190347

APPROVED

By

Date 4/21/72

Amount 25.00

110173

CERTIFICATE OF MERGER

J. D. Nichols, Vice President, and W. K. Bachelder, Secretary, respectively, of AEROJET-GENERAL CORPORATION, an Ohio corporation, do hereby certify that the Agreement of Merger between Aerojet-General Corporation and Brooks Chemicals, Inc., which is attached hereto, is a duly executed counterpart of the Agreement of Merger which was unanimously authorized by the Executive Committee of the Board of Directors of Aerojet-General Corporation on the 11th day of April, 1972, and that approval by the shareholders of Aerojet-General Corporation is not required pursuant to the provisions of Section 1701.80 of the Revised Code of Ohio.

Peter S. Bisset, Vice President, and Joseph R. Haynosch, Secretary-Treasurer, respectively, of Brooks Chemicals, Inc., an Ohio corporation, do hereby certify that the Agreement of Merger between Aerojet-General Corporation and Brooks Chemicals, Inc., which is attached hereto, is a duly executed counterpart of the Agreement of Merger which was authorized and approved by the Board of Directors of Brooks Chemicals, Inc., on the 19th day of April, 1972, at a meeting duly called and held, at which a quorum was present, and that approval by the shareholders of Brooks Chemicals, Inc. is not required pursuant to the provisions of Section 1701.80 of the Revised Code of Ohio.

IN WITNESS WHEREOF, J. D. Nichols, Vice President, and W. K. Bachelder, Secretary, have hereunto set their hands and the seal of Aerojet-General Corporation at El Monte, California, and Peter S. Bisset, Vice President, and Joseph P. Haynosch, Secretary-Treasurer, of Brooks Chemicals, Inc. have hereunto set their hands and seal of Brooks Chemicals, Inc. at Cleveland, Ohio, as of this 19th day of April, 1972.

Vice President, Aerojet-General Corporation

Secretary, Aerojet-General Corporation

Peter S. Bisset, Vice President Brooks Chemicals, Inc.

Joseph R. Haynosch, Secretary-Treasurer

Brooks Chemicals, Inc.

B802 326

AGREEMENT OF MERGER

BETWEEN

AEROJET-GENERAL CORPORATION

an Ohio Corporation (surviving corporation)

AND

BROOKS CHEMICALS, INC.

(wholly-owned subsidiary)

THIS AGREEMENT OF MERGER made as of the 19th day of April, 1972, between AEROJET-GENERAL CORPORATION, an Ohio corporation, with its Executive Offices in El Monte, California, (hereinafter called “Aerojet”), and BROOKS CHEMICALS, INC., an Ohio corporation with its principal office in Cleveland, Ohio, (hereinafter called “Brooks”);

W I T N E S S E T H:

WHEREAS, Aerojet and Brooks are each duly incorporated under the laws of the State of Ohio as companies in good standing, and Aerojet is the owner of all of the outstanding shares of stock of Brooks; and

WHEREAS, the respective Boards of Directors of Aerojet and Brooks have deemed it advisable that said corporations be merged as provided in Section 1701.80 of the Revised Code of Ohio, and the respective Boards of Directors at meetings duly called and held have approved this Agreement of Merger.

NOW, THEREFORE, Aerojet and Brooks have agreed, and do hereby agree, in accordance with the applicable laws of the State of Ohio that:

1. Brooks does hereby merge into Aerojet, the surviving company.

2. Said merger is being accomplished in accordance with the provisions of Section 1701.80 of the Ohio Revised Code and as therein provided the conditions set forth in Divisions (D) (1), (2), (3) and (4) of Section 1701.78 of the Ohio Revised Code do not exist, and no approval of shareholders of Aerojet, the surviving corporation, is required.

3. The terms of the merger and the manner of carrying the same into effect are as follows:

A. The surviving corporation shall be Aerojet, as it is presently constituted, including its registered place of business, its Articles of Incorporation, its Code of Regulations, its directors and officers and its statutory agent.

B802 327

B. Aerojet, as the surviving corporation, shall, upon the effective date of this Agreement, have and possess all the rights, privileges, immunities, powers, franchises and authority of Brooks, and all of the estate, property rights, privileges and franchises of Brooks shall vest in and be held and enjoyed by Aerojet as fully and entirely and without change or diminution as the same were before held and enjoyed by Brooks, and the same shall thereafter be taken and deemed to be transferred to and vested in Aerojet without further act or deed, and title to any real estate, including any leasehold or other interest therein, vested in said Brooks shall not revert or in any way be impaired by reason of such merger.

C. Aerojet, the surviving corporation, shall, subsequent to the merger, be liable for all the obligations, debts, liabilities, executory contracts, leases or other existing agreements of Brooks, and any claim existing or action or proceeding pending by or against said Brooks may be prosecuted against Aerojet as if such merger had not taken place and, upon motion of any party, Aerojet may be substituted in its place.

D. The separate existence of Brooks shall cease, except that, whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in Aerojet, the officers of Brooks shall execute, acknowledge and deliver such instruments, and do such acts; and for such purposes the existence of Brooks and the authority of its respective officers and directors shall be deemed continued notwithstanding said merger.

E. All shares of Brooks shall be deemed to be extinguished and cancelled.

F. The merger shall be governed by and the effect thereof shall be as provided in Section 1701.80 of the Ohio Revised Code and related sections.

B802 328

G. The merger herein provided shall become effective as of April 24, 1972, on which date, the separate existence of Brooks shall cease and said company shall be merged into Aerojet; provided, however, that the parties hereto agree that to the extent permitted by applicable law, all business, operations and financial results thereof conducted by Brooks from and after January 8, 1972, may be deemed to have been for the account of Aerojet.

IN WITNESS WHEREOF, Aerojet and Brooks have caused this Agreement of Merger to be executed in their respective corporate names by their respective officers, duly authorized in the premises, and their respective corporate seals to be hereunto affixed as of the day and year first above written.

AEROJET-GENERAL CORPORATION

Attest

By

Secretary Vice President

BROOKS CHEMICALS, INC.

Attest By

President

9

9

19034

APPROVED

By

Date 11-10-72

Amount 25.00

CERTIFICATE OF MERGER

OF

AEROJET-GENERAL CORPORATION

AND

NEW CORP.

T. E. Pittenger, Vice President, and John J. Dalton, Assistant Secretary, of Aerojet-General Corporation, an Ohio corporation with its principal office located at El Monte, California, and James H. Miller, Vice President, and John J. Dalton, Secretary, of New Corp., an Ohio corporation, do hereby certify (a) that by resolutions adopted at meetings of the board of directors of Aerojet-General Corporation duly called and held on July 25, 1972 and October 2, 1972, at each of which meetings a quorum of directors was present, and by resolutions adopted at meetings of the board of directors of New Corp, duly called and held on August 24, 1972 and October 2, 1972, at each of which meetings a quorum of directors was present, the attached Agreement of Merger was approved; (b) that a meeting of the holders of all of the shares of Aerojet-General Corporation was duly called and held on the 27th day of October, 1972, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled to exercise more than a majority of the voting power of the corporation the attached Agreement of Merger was approved in accordance with the requirements of the Ohio General Corporation Law, the Articles of Incorporation and the Agreement of Merger, and (c) that The General Tire & Rubber Company, as the sole shareholder of New Corp., has approved the attached Agreement of Merger by its written action without a meeting pursuant to Section 1701.54 of the Ohio General Corporation Law.

In Witness Whereof, said T. E. Pittenger, Vice President, and John J. Dalton, Assistant Secretary, of Aerojet-General Corporation, acting for and on behalf of said corporation, and James H. Miller, Vice President, and John J. Dalton, Secretary, of New Corp., acting for and on behalf of said corporation, have hereunto subscribed their names, and caused the seals of the respective corporations to be hereunto affixed, this 10th day of November, 1972.

(Corporate Seal) AEROJET-GENERAL CORPORATION

By Vice President

T. E. Pittenger

By Assistant Secretary

John J. Dalton

(Corporate Seal) New Corp.

By , Vice President

James H. Miller

By Secretary

John J. Dalton

[ILLEGIBLE]

AGREEMENT OF MERGER

Agreement of Merger dated November 10, 1972 by and between New Corp., an Ohio corporation having its principal and registered office in Akron, Ohio (“Newco”), and Aerojet-General Corporation, an Ohio corporation having its principal office in El Monte, California and its registered office in Akron, Ohio (“Aerojet”).

Witnesseth:

Whereas, the Boards of Directors of Newco and Aerojet (the “Constituent Corporations”) have approved this Agreement of Merger providing for the merger of Newco into Aerojet upon the terms and conditions hereinafter set forth; and

Whereas, Newco is authorized to have outstanding 1,000 shares of Common Stock, par value $1.00 per share (“Newco Common Stock”), five of which shares are now issued and outstanding and owned by The General Tire & Rubber Company (“General Tire”), an Ohio corporation having its principal and registered office in Akron, Ohio; and

Whereas, Newco and General Tire have agreed that immediately prior to the Effective Time of Merger (as hereinafter defined) Newco will issue to General Tire the remaining 995 shares of its authorized but unissued Common Stock and that General Tire will, immediately prior to the Effective Time of Merger and/or from time to time thereafter, issue or cause to be issued to Newco that number of shares of General Tire Common Stock into which the shares of Aerojet Common Stock outstanding immediately prior to the Effective Time of Merger shall be converted as provided in this Agreement of Merger; and

Whereas, Aerojet is authorized to have outstanding 12,000,000 shares of Common Stock, par value $1.00 per share (“Aerojet Common Stock”), of which 4,861,908 shares (excluding 51,537 shares held in the Treasury) are issued and outstanding, including 3,997,223 shares owned by General Tire: and

Whereas, General Tire, as the sole shareholder of Newco, has by its written consent, and the shareholders of Aerojet have, at a special meeting of shareholders held for such purpose, by the affirmative vote of the holders of shares entitled to exercise at least a majority of the total voting power of Aerojet (as permitted by Aerojet’s Articles of Incorporation) and by the affirmative vote of the holders of shares entitled to exercise at least a majority of the total voting power of Aerojet (excluding the voting power of General Tire and the directors and officers of General Tire and Aerojet) present in person or represented at such special meeting and voting thereat, adopted this Agreement of Merger; and

Whereas, this Agreement of Merger and the related Agreement and Plan of Reorganization have been duly approved by the parties hereto and thereto, and duly adopted by the shareholders of Newco and Aerojet, in accordance with the terms hereof and thereof, their respective Articles of Incorporation and the laws of the State of Ohio; and

Whereas, subsequent to the Effective Time of Merger (as hereinafter defined) Aerojet will cause to be issued certificates representing authorized shares of Common Stock, par value 30c per share, of General Tire (“General Tire Common Stock”) in exchange for certificates representing those shares of Aerojet Common Stock converted into General Tire Common Stock, all in accordance with this agreement of Merger:

Now, Therefore, in consideration of the premises and of the mutual agreements herein contained and in accordance the laws of the State of Ohio, Newco and Aerojet hereby agree that, subject to the conditions hereinafter set forth, Newco shall be merged into Aerojet and Aerojet shall be the surviving corporation, and that the terms and conditions of such merger (the “Merger”) shall be as follows:

First: The name of Aerojet as the surviving corporation (the “Corporation”) shall be Aerojet-General Corporation. The Corporation shall exist by virtue of, and be governed by, the laws of the State of Ohio.

Second: The place in Ohio where the principal and registered office of the Corporation is to be located is Akron, Summit County.

Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

Fourth: The number of shares that the Corporation is authorized to have outstanding is 1.000 shares of Common Stock, par value $1.00 per share (the “Common Stock”).

The Corporation, by action of its directors and without any vote or consent of its shareholders, may purchase or otherwise acquire or deal in shares of any class issued by it, or other securities convertible into or otherwise entitling the holder to acquire any such shares, except as may be prohibited by law.

No shareholder of the Corporation shall have any pre-emptive right to subscribe for or purchase or have offered to him for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

Fifth: The aggregate amount of stated capital of the Corporation immediately after the Effective Time of Merger shall be the aggregate amount of stated capital of Aerojet immediately prior to the Effective Time of Merger.

Sixth: The assets and liabilities of each Constituent Corporation as of the date the Merger becomes effective shall be taken up on the books of the Corporation at the amounts at which they are carried on the books of each such corporation at that date. The excess of the net assets, including good will, of the Corporation over the stated capital prescribed in Article Fifth hereof shall constitute paid-in surplus of the Corporation except that the sum of the earned surplus of the Constituent Corporations (or, if applicable, the earned surplus of one Constituent Corporation less any deficit in earned surplus of the other Constituent Corporation) shall constitute earned surplus of the Corporation.

Seventh: The directors of the Corporation, who shall hold office until their respective successors have been elected and qualified, shall be the directors of Aerojet at the Effective Time of Merger.

The officers of the Corporation, who shall hold office until their respective successors have been elected and qualified, shall be the officers of Aerojet at the Effective Time of Merger.

Eighth: At the Effective Time of Merger, the separate existence of Newco shall cease, and the Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority of a public as well as of a private nature, of each of the Constituent Corporations, and all obligations belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Corporation without further act or deed. Title to any real estate or any interest therein vested in any Constituent Corporation shall not revert or in any way be impaired by reason of the Merger.

The Corporation shall be liable for all the obligations of each Constituent Corporation, including liability to dissenting shareholders Any claim existing, or action or proceeding pending, by or against any Constituent Corporation, may be prosecuted to judgment, with right of appeal, as it the Merger had not taken place, or the Corporation may be substituted in its place

All the rights of creditors of each Constituent Corporation shall be [ILLEGIBLE] liens upon the property of any Constituent Corporation shall be preserved [ILLEGIBLE] property affected by such liens immediately prior to the Effective time of Merger

Ninth: T. E. Pittenger, Esq., One General Street, Akron, Ohio 44329, hereby is appointed as the agent upon whom any process, notice, or demand against either of the Constituent Corporations or the Corporation may be served.

Tenth: The terms of the Merger, the mode of carrying the same into effect, and the manner and basis of making distributions to the shareholders of the Constituent Corporations in extinguishment of and in substitution for shares of the Constituent Corporations, shall be as follows:

(a) At the Effective Time of Merger, each then issued and outstanding share of Newco Common Stock shall be converted into and shall be one share of Common Stock of the Corporation.

(b) At the Effective Time of Merger, each of the outstanding shares of Aerojet Common Stock (except those described in paragraph (c) below) shall be converted into that number of shares (calculated to the nearest one-thousandth) of General Tire Common Stock held by Newco which, when multiplied by the average of the last reported sales prices per share of General Tire’s Common Stock on the New York Stock Exchange on the 15 trading days next preceding the date of the special meeting of Aerojet shareholders held for the purpose of adopting this Agreement of Merger (the “Average Price”), equals $34.00.

(c) At the Effective Time of Merger, the outstanding shares of Aerojet Common Stock then owned by General Tire and the issued shares of Aerojet Common Stock held in Aerojet’s Treasury shall cease to exist and shall be cancelled.

(d) At the Effective Time of Merger, there will be substituted for each then outstanding stock option under Aerojet’s Employees’ Stock Option Plans, a schedule of which has heretofore been delivered to Newco, a stock option to purchase such number of whole shares of General Tire Common Stock determined by multiplying the number of shares of Aerojet Common Stock which might have been purchased upon exercise of such Aerojet stock option immediately prior to the Effective Time of Merger by the number of shares of General Tire Common Stock (calculated to the nearest one-thousandth) into which each issued and outstanding share of Aerojet Common Stock (other than shares of Aerojet Common Stock then owned by General Tire) shall have been converted as provided in paragraph (b) above (the “conversion multiple”), and at an exercise price per share determined by dividing the exercise price per share at which shares of Aerojet Common Stock might have been purchased upon exercise of such Aerojet stock option immediately prior to the Effective Time of Merger by the conversion multiple. The other terms and provisions of such General Tire substituted stock options shall be such terms and provisions as were contained in the related Aerojet stock options and Aerojet’s Employees’ Stock Option Plans. Any fractional share of General Tire Common Stock resulting from the determination set forth above shall be cancelled. To the extent that the exercise price per share, determined as aforesaid, as of the Effective Time of Merger, of any substituted General Tire stock option is not an exact dollar figure, such exercise price per share shall be increased at the Effective Time of Merger to the nearest whole cent.

(e) After the Effective Time of Merger, each holder of an outstanding certificate or certificates which prior thereto represented shares of Aerojet Common Stock (other than shares owned by General Tire or held in Aerojet’s Treasury), upon surrendering the same to the Stock Transfer Department of General Tire (the “Exchange Agent”) and upon acceptance thereof by the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the aggregate number of whole shares of General Tire Common Stock into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in paragraph (b) above. Until so surrendered, accepted and exchanged.

the certificates of each such holder which, prior to the Effective Time of Merger, represented shares of Aerojet Common Stock (other than shares owned by General Tire as aforesaid or held in Aerojet’s Treasury) shall be deemed to represent the number of whole shares of General Tire Common Stock into which the shares of Aerojet Common Stock which were represented by such certificates were so converted. Unless and until such outstanding certificates which, prior to the Effective Time of Merger, represented shares of Aerojet Common Stock are so surrendered, accepted and exchanged, to the extent permitted by applicable law and regulations, no dividend or other distribution or payment payable or distributable to holders of record of General Tire Common Stock as of any date subsequent to the Effective Time of Merger shall be paid or distributed to the holders of such outstanding certificates in respect thereof. Upon surrender, acceptance and exchange of such outstanding certificates as aforesaid, there shall be paid or distributed to the holder of the certificates representing General Tire Common Stock issued in exchange therefor the amount of dividends or other distributions or payments (without interest) which theretofore became payable or distributable with respect to the whole shares represented thereby.

(f) No fraction of a share of General Tire Common Stock or scrip shall be issued in respect of Aerojet Common Stock converted in the Merger, but in lieu thereof each holder of shares of Aerojet Common Stock entitled to receive General Tire Common Stock in the Merger shall be entitled, upon surrender to the Forwarding Agent and acceptance by the Exchange Agent of the certificate or certificates representing such Aerojet shares, to receive from the Corporation (in addition to a certificate or certificates representing the number of whole shares of General Tire Common Stock for which such Aerojet certificate or certificates are exchangeable) a cash payment equal to the Average Price multiplied by a fraction equal to the fractional share, if any, of General Tire Common Stock (rounded to the nearest one-thousandth) otherwise issuable in respect of the aggregate number of shares of Aerojet Common Stock represented by such certificate or certificates so surrendered and accepted, and the Corporation agrees to pay such cash payment or cause it to be paid. Notwithstanding the foregoing, further rules and regulations concerning the settlement of fractional share interests otherwise issuable, not inconsistent with the provisions of this Agreement of Merger, may be adopted, including, but without limitation, the issuance or sale of fractional or whole shares of General Tire Common Stock to provide for any such cash payments.

(g) If any certificate or certificates for shares of General Tire Common Stock are to be issued in a name or names other than that or those in which the Aerojet certificate or certificates surrendered and accepted in exchange therefor are registered, it shall be a condition of the issuance thereof that the certificate or certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person or persons requesting the exchange either pay to or for the account of the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate or certificates for shares of General Tire Common Stock in any name other than that of the registered holder or holders of the certificate or certificates surrendered, or establish to the satisfaction of the Exchange Agent that the tax has been paid or is not payable.

(h) At the Effective Time of Merger, the holders of options to purchase shares of Aerojet Common Stock and the holders of certificates for shares of Aerojet Common Stock entitled to receive shares of General Tire Common Stock in the Merger shall cease to have any rights in respect of such Aerojet options and shares, and, except as provided in paragraphs (b), (d), (e) and (f) of this Article Tenth and (as to holders of Aerojet Common Stock) as provided by the provisions of Section 1701.85 of the Ohio Revised Code, their sole rights shall be in respect of the substituted General Tire stock options referred to in paragraph (d) of this Article Tenth and the shares of General Tire Common Stock for which such options are exercisable, and the shares of General Tire Common Stock into which such shares of Aerojet Common Stock shall have been converted pursuant to the Merger.

Eleventh: The Merger shall not become effective until, and shall become effective at, the time at which a Certificate of Merger (containing a signed copy of this Agreement of Merger) (the “Certificate of Merger”), setting forth the manner in which this Agreement of Merger was approved by each Constituent Corporation and adopted by their respective shareholders, shall have been executed and filed in accordance with Section 1701.81 of the Ohio Revised Code (the “Effective Time of Merger”).

Twelfth: Each of the Constituent Corporations hereby agrees to do promptly all such acts and to take promptly all such measures as may be appropriate to enable it to perform as early as practicable the covenants and agreements herein provided to be performed by it.

Thirteenth: Prior to the Effective Time of Merger, this Agreement of Merger (a) shall, without any further action by or on behalf of the Constituent Corporations, terminate if the Agreement and Plan of Reorganization shall have terminated or been terminated pursuant to Section 6 thereof, and (b) may be terminated by mutual consent of the Boards of Directors of both Constituent Corporations, notwithstanding in either such case the adoption of this Agreement of Merger by the respective shareholders of the Constituent Corporations. In the event of any such termination, the Merger shall thereupon be abandoned and the Certificate of Merger shall not be filed in accordance with the Ohio Revised Code. If this Agreement of Merger is terminated by mutual consent of the Boards of Directors of the Constituent Corporations, written notice of such termination shall be given by or on behalf of the Constituent Corporations to General Tire.

Fourteenth: This Agreement of Merger shall serve as the Amended Articles of Incorporation of the Corporation at the Effective Time of Merger.

Fifteenth: The Code of Regulations of Aerojet at the Effective Time of Merger shall be the Code of Regulations of the Corporation.

Sixteenth: Every statute of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of a corporation organized under the Ohio Revised Code are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to the Corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of this Agreement of Merger as a part of the Certificate of Merger.

Seventeenth: This Agreement of Merger may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute but one and the same instrument.

In Witness Whereof, each of the Constituent Corporations has caused this Agreement of Merger to be signed by its officers duly authorized and its corporate seal to be hereunto affixed, all as of the day and year first above written.

NEW CORP.

(CORPORATE SEAL)

Attest:

Secretary

By

Vice President

AEROJET-GENERAL CORPORATION

(CORPORATE SEAL)

Attest:

Assistant Secretary

By

Vice President

10

Jon Husted

Form 551 Prescribed by:

Jon Husted

Ohio Secretary of State

Central Ohio: (614) 466-3910

Toll Free: (877) SOS-FILE (767-3453)

www.OhioSecretaryofState.gov

Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mall this form to one of the following:

Regular Filing (non expedite)

P.O. Box 1329 Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).

P.O. Box 1390 Columbus, OH 43216

Certificate of Merger

Filing Fee: $125 (154-MER)

In accordance with the requirements of Ohio law, the undersigned corporations, banks, savings banks, savings and loan associations, limited liability companies, partnerships, limited partnerships and/or limited liability partnerships, desiring to effect a merger, set forth the following facts

I. (Surviving) Entity Aerojet-General Corporation

A. Name of Entity Surviving the Merger

B. Name Change: As a result of this merger, the name of the surviving entity has changed to the following

Aerojet Rocketdyne, Inc.

(Complete only if name of surviving entity is changing through the merger)

C. The surviving entity is a (Please check the appropriate box and fill in the appropriate blanks)

1. ☒ Domestic (Ohio entity) ☐ Foreign (Non-Ohio Entity)

Jurisdiction of formation

2. Charter/Registration/License Number 190341

(If licensed In Ohio as domestic or foreign)

3. ☒For-Profit Corporation

☐Nonprofit Corporation

☐For-Profit Limited Liability Company

☐Nonprofit Limited Liability Company

☐Partnership

☐Limited Partnership

☐Limited Liability Partnership

RECEIVED

SECRETARY OF STATE

2013 JUN 14 11:48

CLIENT SERVICE CENTER

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II. CONSTITUENT ENTITY

Provide the name, Ohio charter/license/registration number, type of entity, jurisdiction of formation, for each entity merging out of existence. (If this is insufficient space to reflect all merging entitles, please attach a separate sheet listing the additional merging entities).

Entity Name

RPW Acquisition LLC

Ohio Charter/License/

Registration Number

Jurisdiction

of Formation

Delaware

Type of

Entity

LLC

III. MERGER AGREEMENT ON FILE

The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the merger agreement upon written request

Brian Sweeney

Name

c/o Aerojet General Corporation, 2001 Aerojet Road

Mailing Address

Rancho Cordova City

CA

State

95742-6418

Zip Code

IV. EFFECTIVE DATE OF MERGER

This merger is to be effective on filing date (The date specified must be on or after the date of the filing. If no date is specified, the date of filing will be the effective date of the merger).

V. MERGER AUTHORIZED

Each constituent entity has complied with the laws under which it exists and the laws permit the merger, The agreement of merger is authorized on behalf of each constituent entity and each person who signed the certificate on behalf of each entity is authorized to do so.

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VI. STATEMENT OF MERGER

Upon filing this Certificate of Merger, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VII. STATUTORY AGENT - To be filed ONLY If the surviving entity is a foreign entity not licensed in Ohio. If the surviving entity is a foreign entity NOT licensed to transact business in Ohio, provide the name and address of a statutory agent upon whom any process, notice or demand may be served.

Name

Mailing Address

Ohio

City State Zip Code

Note: The statutory agent must be an Ohio resident; an Ohio corporation; or a foreign corporation licensed to do business in Ohio and has an Ohio address.

VIII. AMENDMENTS

If a domestic corporation, limited liability company or limited partnership survives the merger, any amendments to the entity’s articles of incorporation, articles of organization, or certificate of limited partnership of the surviving domestic entity shall be filed with the certificate of merger.

☐Amendments are attached ☒No Amendments

IX. REQUIREMENTS OF CORPORATIONS MERGING OUT OF EXISTENCE

If a domestic corporation or foreign corporation licensed to transact business in Ohio is a constituent entity and the surviving entity is not a domestic corporation or foreign corporation to be licensed in Ohio, the certificate of merger must be accompanied by the affidavits, receipts, certificates, or other evidence required by division (H) of section 1701.86 division (G) of section 1702.47 of the Revised Code with respect to each domestic constituent corporation, and/or by the affidavits, receipts, certificates, or other evidence required by division (C) or (D) of section 1703.17 of the Revised Code with respect to each foreign constituent corporation license to transact business in Ohio.

X. QUALIFICATION OR LICENSE OF FOREIGN SURVIVING ENTITY

A surviving foreign entity that wishes to qualify in Ohio as part of the merger must file an additional form, as listed below, but no additional filing fee is required.

Foreign Qualifying Corporation Form 530A or B and Certificate of Good Standing

Foreign Notice (if qualifying entity is a foreign bank, savings bank, or savings and loan association) Form 552

Foreign Qualifying Limited Liability Company Form 533B

Foreign Qualifying Limited Partnership Form 531B

Foreign Qualifying Limited Liability Partnership Form 537 and Evidence of Existence in Jurisdiction of Formation

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The undersigned constituent entities (constituent entities include all merging and surviving entities) have caused this certificate of merger to be signed by their duly authorized officers, partners and representatives.

AEROJET-GENERAL CORPORATION

Name of entity

By:

Signature

Its: Vice President and Secretary

Title

RPW ACQUISITION LLC

Name of entity

By:

Signature

Its: Vice President and Secretary

Title

Name of entity

By:

Signature

Its:

Title

An authorized representative of each constituent corporation, partnership, or entity must sign the merger certificate (ORC 1701.81(A), 1702.43 (A), 1705.38(A), 1776.70(A), 1782.433(A)), this includes alt merging and surviving entities.

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